UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8‑K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 5, 2017

ROCKWELL MEDICAL, INC.
(Exact name of registrant as specified in its charter)

Michigan	000‑23661	38-3317208
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

30142 Wixom Road, Wixom, Michigan	48393
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (248) 960‑9009

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)

☐ Pre-commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

☐ Pre-commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b‑2 of the Securities Exchange Act of 1934 (17 CFR §240.12b‑2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Rockwell Medical, Inc. (the “Company”)  hereby amends its Current Report on Form 8‑K dated September 5, 2017 and filed September 11, 2017 (the “Original Form 8‑K”) to provide information that was not determined or available at the time of the filing of the Original Form 8‑K with respect to the appointment of John G. Cooper as a  member of the Board of Directors of the Company (the “Board”). On September 25, 2017, following a  determination by the Board that Mr. Cooper qualifies as an “audit committee financial expert” as defined in the rules of the Securities and Exchange Commission (the “SEC”) and meets the independence requirements for audit committee members pursuant to the rules of the SEC and the Nasdaq Stock Market, Mr. Cooper was appointed to the Board’s Audit Committee to serve as its Chairman.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCKWELL MEDICAL, INC.

Date: September 28, 2017	By:	/s/ Thomas E. Klema
Thomas E. Klema
Its: Chief Financial Officer